Exhibit 99.1

3020 Old Ranch Parkway, Suite 400

Seal Beach, California 90740 USA

562.493.2804   fax: 562.546.0097

www.cleanenergyfuels.com

Investor Contact:

Ina McGuinness

ICR, Inc.

310.954.1100

CLEAN ENERGY REPORTS

SECOND QUARTER 2010 OPERATING RESULTS

•                  Revenue increased to $44.0 million, up from $27.9 million in prior-year period

•                  Gallons delivered increased 31% year over year to 31.1 million gallons

Seal Beach, Calif. - August 9, 2010 - Clean Energy Fuels Corp. (NASDAQ: CLNE) today announced operating results for the second quarter ended June 30, 2010.

Revenue for the quarter ended June 30, 2010 totaled $44.0 million, up from $27.9 million for the second quarter of 2009.  For the six months ended June 30, 2010, revenue totaled $83.0 million, compared with $58.1 million a year ago.

For the second quarter of 2010, gasoline gallon equivalents (gallons) delivered, which includes CNG, LNG, biomethane and the gallons associated with providing operations & maintenance services, totaled 31.1 million gallons, up 31% from 23.7 million gallons delivered in the same period a year ago.  For the first six months of 2010, gallons delivered increased 42% to 59.7 million gallons, up from 42.0 million gallons in the first six months of 2009.

Adjusted EBITDA for the second quarter of 2010 was $1.4 million, compared with $3.6 million in the second quarter of 2009.  Adjusted EBITDA for the first six months of 2010 was $2.3 million, compared with $4.5 million for the first six months of 2009.  Adjusted EBITDA is described below and reconciled to the GAAP measure net income (loss) attributable to Clean Energy.

On a non-GAAP basis, loss per share for the second quarter of 2010 was $0.06.  This compares with a non-GAAP loss per share for the same period a year ago of $0.01 per share.  Non-GAAP loss per share was $0.13 for the first six months of 2010, but was $0.07 per share for the first six months of 2009.  Non-GAAP loss per share is described below and reconciled to the GAAP measure net income (loss) attributable to Clean Energy.

Non-GAAP loss per share and Adjusted EBITDA were significantly impacted by the expiration of the Volumetric Excise Tax Credit  (VETC) on December 31, 2009. When comparing Adjusted EBITDA and non-GAAP loss per share between periods, the VETC for the second quarter and first six months of 2009 was $4.0 million and $8.1 million, respectively, and was $0 in the second quarter and first six months of 2010 as the credit expired December 31, 2009.

Including the non-cash gain of $16.6 million related to the accounting treatment that requires the Company to value its Series I warrants and mark them to market, and non-cash stock-based compensation charges of $2.9 million, the net income for the second quarter of 2010 was $9.9 million, or $0.14 per share. This compares with a net loss of $6.4 million, or $0.13 per share, in the second quarter of 2009, which included $2.2 million of non-cash Series I warrant charges and $3.5 million of non-cash stock based compensation charges.

For the six-month period ended June 30, 2010, including a non-cash charge of $2.0 million related to the accounting treatment that requires the Company to value its Series I warrants and mark them to market, and non-cash stock-based compensation charges of $6.0 million, the net loss for the period was $14.5 million, or $0.24 per share. This compares with a net loss of $12.9 million, or $0.26 per share, in the first six months of 2009, which included $2.4 million of non-cash Series I warrant charges and $7.0 million of non-cash stock based compensation charges.

Andrew J. Littlefair, Clean Energy’s President and Chief Executive Officer, stated, “We made some very significant progress in the second quarter and subsequent weeks, not the least of which was our agreement to acquire IMW Industries Ltd., the premier manufacturer of advanced natural gas fueling compressors.  We believe this acquisition will make us even more competitive by enabling us to participate in the worldwide expansion of NGVs while broadening our product offerings in the U.S.  Also on the domestic front, we remain encouraged with the direction of our business and our industry overall.  We have reached meaningful scale at the Ports of Los Angeles and Long Beach with nearly 1,000 LNG-fueled trucks now in operation and we are seeing continued growth in other key sectors including, airports, refuse, and municipal transportation.”

Non-GAAP Financial Measures

To supplement the Company’s consolidated financial statements, which statements are prepared and presented in accordance with generally accepted accounting principles (GAAP), the Company uses non-GAAP financial measures called non-GAAP earnings per share (non-GAAP EPS or non-GAAP earnings/loss per share) and Adjusted EBITDA.  Management has presented non-GAAP EPS and Adjusted EBITDA because it uses these non-GAAP financial measures to assess its operational performance, for financial and operational decision making, and as a means to evaluate period-to-period comparisons on a consistent basis.  Management believes that these non-GAAP financial measures provide meaningful supplemental information regarding the Company’s performance by excluding certain non-cash or non-recurring expenses that are not directly attributable to its core operating results.  In addition, management believes these non-GAAP financial measures are useful to investors because: (1) they allow for greater transparency with respect to key metrics used by management in its financial and operational decision making; (2) they exclude the impact of non-cash or non-recurring items that are not directly attributable to the Company’s core operating performance and that may obscure trends in the core operating performance of our business; and (3) they are used by institutional investors and the analyst community to help them analyze the results of Clean Energy’s business.  In future quarters, the Company may make adjustments for other non-recurring significant expenditures or significant non-cash charges in order to present non-GAAP financial measures that are indicative of the Company’s core operating performance.

Non-GAAP financial measures have limitations as an analytical tool and should not be considered in isolation from or as a substitute for the Company’s GAAP results.  The Company expects to continue reporting non-GAAP financial measures, adjusting for the items described below, and the Company expects to continue to incur expenses similar to the non-cash, non-GAAP adjustments described below. Accordingly unless otherwise stated, the exclusion of these and other similar items in the presentation of non-cash, non-GAAP financial measures should not be construed as an inference that these costs are unusual, infrequent or non-recurring.  Non-GAAP EPS and Adjusted EBITDA are not recognized terms under GAAP and do not purport to be an alternative to GAAP earnings/loss per share or operating income (loss) as an indicator of operating performance or any other GAAP measure.  Moreover, because not all companies use identical measures and calculations, the presentation of non-GAAP EPS or Adjusted EBITDA may not be comparable to other similarly titled measures of other companies.  These limitations are compensated for by using non-GAAP EPS and Adjusted EBITDA in conjunction with traditional GAAP operating performance and cash flow measures.

Non-GAAP EPS

Non-GAAP EPS is defined as net income (loss) attributed to Clean Energy, plus stock based compensation charges, net of related tax benefits, plus or minus any mark-to-market losses or gains on the Company’s Series I warrants, plus the Company’s alternative minimum tax (AMT) carry-back refund it recorded in the first quarter of 2010, the total of which is divided by the Company’s weighted average shares outstanding on a diluted bases.  The Company’s management believes that presenting non-GAAP EPS, excluding non-cash charges related to stock-based compensation, provides useful information to investors because of varying available valuation methodologies, the volatility of the expense (which depends on market forces outside of management’s control), and the subjectivity of the assumptions and the variety of award types that a company can use under the relevant accounting guidance may obscure trends in the Company’s core operating performance.  Similarly, the Company’s management believes that excluding the non-cash, mark-to-market losses or gains on the Company’s Series I warrants is useful to investors because the valuation of the Series I warrants is based on a number of subjective assumptions, the amount of the loss or gain is derived from market forces outside management’s control, and it enables investors to compare our performance with other companies that have different capital structures.  The Company excluded the AMT refund amount due to its non-recurring nature.

The table below shows non-GAAP EPS and also reconciles these figures to the GAAP measure net income (loss) attributable to Clean Energy:

	Three Months Ended June 30,		Six Months Ended June 30,
	2009	2010	2009	2010
Net Income (Loss) Attributable to Clean Energy	$(6,376,766)	$9,894,966	$(12,870,813)	$(14,471,524)
Stock Based Compensation, Net of Tax
Benefits	3,506,322	2,922,002	7,020,144	5,961,720
Mark-to-Market (Gain) Loss on Series I Warrants	2,209,596	(16,615,491)	2,386,363	1,989,307
AMT Carry-Back Refund	—	—	—	(1,300,000)
Adjusted Net Income (Loss)	(660,848)	(3,798,523)	(3,464,306)	(7,820,497)
Diluted Weighted Average Common Shares Outstanding (a)	50,247,366	60,876,741	50,242,814	60,494,148
Non-GAAP Earnings (Loss) Per Share	$(0.01)	$(0.06)	$(0.07)	$(0.13)

(a)        Due to the fact that the Adjusted Net Income (Loss) amount was a loss for the three-month period ended June 30, 2010, the Company used the basic weighted average common shares outstanding share number when calculating Non-GAAP EPS for the period as opposed to the fully-diluted number.

Adjusted EBITDA

Adjusted EBITDA is defined as net income (loss) attributable to Clean Energy, plus or minus income tax expense or benefit, plus or minus interest expense or income, net, plus depreciation and amortization expense, plus stock based compensation charges, net of related tax benefits, plus or minus any mark-to-market losses or gains on the Company’s Series I warrants.  The Company’s management believes that Adjusted EBITDA provides useful information to investors for the same reasons discussed above for Non-GAAP EPS.  In addition, management internally uses Adjusted EBITDA to monitor compliance with certain financial covenants in the Company’s credit agreement with PlainsCapital Bank and to determine elements of executive and employee compensation.

The table below shows Adjusted EBITDA and also reconciles these figures to the GAAP measure net income (loss) attributable to Clean Energy:

	Three Months Ended June 30,		Six Months Ended June 30,
	2009	2010	2009	2010
Net Income (Loss) Attributable to Clean Energy	$(6,376,766)	$9,894,966	$(12,870,813)	$(14,471,524)
Income Tax (Benefit) Expense	72,963	76,746	140,850	(1,126,734)
Interest (Income) Expense, Net	59,538	22,362	92,076	(86,505)
Depreciation and Amortization	4,123,037	5,069,940	7,740,090	10,060,491
Stock Based Compensation, Net of Tax Benefits	3,506,322	2,922,002	7,020,144	5,961,720
Mark-to-Market (Gain) Loss on Series I Warrants	2,209,596	(16,615,491)	2,386,363	1,989,307
Adjusted EBITDA	$3,594,690	$1,370,525	$4,508,710	$2,326,755

Conference Call

The Company will host an investor conference call today at 4:30 p.m. Eastern (1:30 p.m. Pacific).  The live call can be accessed from the U.S. by dialing 877.407.4018 from the U.S.  International callers can dial 201.689.8471.  A telephone replay will be available approximately two hours after the call concludes and will be available through Monday, August 23, 2010, by dialing 877.660.6853 from the U.S., or 201.612.7415 from international locations, and entering account number 3055 and conference ID number 354233.  There also will be a simultaneous webcast available on the Investor Relations section of the Company’s web site at www.cleanenergyfuels.com, which will be archived on the Company’s web site for 30 days.

About Clean Energy Fuels

Clean Energy Fuels is the leading provider of natural gas (CNG and LNG) for transportation in North America. It has a broad customer base in the refuse, transit, ports, shuttle, taxi, trucking, airport and municipal fleet markets, fueling approximately 19,000 vehicles at 218 strategic locations across the U.S. and Canada. Clean Energy owns and operates two LNG production plants, one in Willis, Texas and one in Boron California, with combined capacity of 260,000 LNG gallons per day and designed to expand to 340,000 LNG gallons per day as demand increases. It also owns and operates a landfill gas processing facility in Dallas, TX that produces renewable biomethane gas for delivery in the nation’s gas pipeline network.  Clean Energy also owns BAF Technologies, Inc., which is a leading provider of natural gas vehicle systems and conversions for taxis, limousines, vans, pickup trucks and shuttle busses.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 that involve risks, uncertainties and assumptions, such as statements regarding the status of the Company’s acquisition of IMW or the impact that it will have on the Company, and future growth and sales opportunities at the Ports of Los Angeles and Long Beach and within the Company’s other market sectors.  Actual results and the timing of events could differ materially from those anticipated in these forward-looking statements as a result of several factors including, but not limited to, changes in the prices of natural gas relative to gasoline and diesel, the U.S. government’s failure to renew the Volumetric Excise Tax Credit for CNG and LNG, the acceptance of natural gas vehicles in fleet markets, the availability of natural gas vehicles, the progress of the clean air plans at the Ports of Los Angeles and Long Beach, relaxation or waiver of fuel emission standards, the inability of fleets to access capital to purchase natural gas vehicles, the Company’s success in obtaining government grants or subsidies for alternative fuel operators, the unpredictability of the legislative process, including passing any legislation that provides incentives for the purchase of natural gas vehicles or the use of natural gas as a vehicle fuel, construction and permitting delays at station construction projects and the development of competing technologies that are perceived to be cleaner and more cost effective than natural gas.  The forward-looking statements made herein speak only as of the date of this press release and the Company undertakes no obligation to update publicly such forward-looking statements to reflect subsequent events or circumstances, except as otherwise required by law.  Additionally, the Company’s Form 10-Q filed on August 9, 2010 with the SEC and its Form 10-K filed on March 10, 2010 with the SEC (www.sec.gov) contain risk factors which may cause actual results to differ materially from the forward-looking statements contained in this press release.

Clean Energy Fuels Corp. and Subsidiaries

Condensed Consolidated Balance Sheets

December 31, 2009 and June 30, 2010

Unaudited

	December 31, 2009	June 30, 2010

Assets
Current assets:
Cash and cash equivalents	$67,086,965	$55,700,799
Restricted cash	2,500,000	2,500,000
Accounts receivable, net of allowance for doubtful accounts of $898,423 and $663,727 as of December 31, 2009 and June 30, 2010, respectively	16,339,730	19,066,817
Other receivables	8,862,213	9,207,615
Inventory, net	6,217,133	7,880,449
Prepaid expenses and other current assets	7,393,892	8,712,107
Total current assets	108,399,933	103,067,787

Land, property and equipment, net	172,182,436	179,596,058
Capital lease receivables	1,311,054	1,175,362
Notes receivable and other long-term assets	6,875,364	11,287,270
Investments in other entities	10,536,405	11,075,171
Goodwill	21,572,020	21,572,020
Intangible assets, net of accumulated amortization	34,921,361	32,904,670
Total assets	$355,798,573	$360,678,338

Liabilities and Stockholders’ Equity
Current liabilities:
Current portion of long-term debt and capital lease obligations	$2,439,263	$2,419,840
Accounts payable	14,775,406	12,997,867
Accrued liabilities	9,695,443	16,625,592
Deferred revenue	2,691,007	2,467,651
Total current liabilities	29,601,119	34,510,950

Long-term debt and capital lease obligations, less current portion	9,781,425	9,525,198
Other long-term liabilities	36,039,864	38,067,911
Total liabilities	75,422,408	82,104,059

Commitments and contingencies

Stockholders’ equity:
Preferred stock, $0.0001 par value. Authorized 1,000,000 shares; issued and outstanding no shares	—	—
Common stock, $0.0001 par value. Authorized 149,000,000 shares; issued and outstanding 59,840,151 shares and 60,878,959 shares at December 31, 2009 and June 30, 2010, respectively	5,984	6,088
Additional paid-in capital	424,580,895	441,077,944
Accumulated deficit	(149,410,111)	(163,881,635)
Accumulated other comprehensive income (loss)	2,012,573	(1,881,591)
Total stockholders’ equity of Clean Energy Fuels Corp.	277,189,341	275,320,806
Noncontrolling interest in subsidiary	3,186,824	3,253,473
Total equity	280,376,165	278,574,279
Total liabilities and equity	$355,798,573	$360,678,338

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Clean Energy Fuels Corp. and Subsidiaries

Condensed Consolidated Statements of Operations

For the Three Months and Six Months Ended

June 30, 2009 and 2010

Unaudited

	Three Months Ended June 30,		Six Months Ended June 30,
	2009	2010	2009	2010

Revenue:
Product revenues	$24,827,576	$39,433,517	$53,209,857	$73,706,511
Service revenues	3,042,455	4,601,237	4,908,318	9,316,907
Total revenues	27,870,031	44,034,754	58,118,175	83,023,418
Operating expenses:
Cost of sales:
Product cost of sales	15,164,592	28,692,264	36,416,458	54,188,362
Service cost of sales	1,039,899	1,923,141	1,432,282	3,986,077
Selling, general and administrative	11,591,451	14,877,768	23,157,440	28,527,282
Depreciation and amortization	4,123,037	5,069,940	7,740,090	10,060,491
Derivative (gain) loss on Series I warrant valuation	2,209,596	(16,615,491)	2,386,363	1,989,307
Total operating expenses	34,128,575	33,947,622	71,132,633	98,751,519
Operating income (loss)	(6,258,544)	10,087,132	(13,014,458)	(15,728,101)
Interest income (expense), net	(59,538)	(22,362)	(92,076)	86,505
Other income (expense), net	(146,341)	(38,645)	(186,527)	4,577
Income from equity method investments	35,854	28,413	52,418	105,410
Income (loss) before income taxes	(6,428,569)	10,054,538	(13,240,643)	(15,531,609)
Income tax benefit (expense)	(72,963)	(76,746)	(140,850)	1,126,734
Net income (loss)	(6,501,532)	9,977,792	(13,381,493)	(14,404,875)
Loss (income) attributable to noncontrolling interest	124,766	(82,826)	510,680	(66,649)
Net income (loss) attributable to Clean Energy Fuels Corp.	$(6,376,766)	$9,894,966	$(12,870,813)	$(14,471,524)

Income (loss) per share attributable to Clean Energy Fuels Corp.
Basic	$(0.13)	$0.16	$(0.26)	$(0.24)
Diluted	$(0.13)	$0.14	$(0.26)	$(0.24)

Weighted average common shares outstanding
Basic	50,247,366	60,876,741	50,242,814	60,494,148
Diluted	50,247,366	71,859,875	50,242,814	60,494,148

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Included in net loss are the following amounts (in millions):

	Three Months Ended June 30,		Six Months Ended June 30,
	2009	2010	2009	2010
Construction Revenues	0.1	2.4	5.2	2.5
Construction Cost of Sales	—	(2.2)	(4.6)	(2.2)
Fuel Tax Credits	4.0	—	8.1	—
Stock Option Expense, Net of Tax Benefits	(3.5)	(2.9)	(7.0)	(6.0)

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